Exhibit 10.50

SECOND AMENDMENT TO THE
ADVANCE AUTO PARTS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective as of May 15, 2012)

WHEREAS, Advance Auto Parts, Inc., a Delaware Corporation, (the “Company”), sponsors the Advance Auto Parts, Inc. Employee Stock Purchase Plan (the “Plan”) to encourage and enable eligible employees of the Company and its participating subsidiaries the opportunity to acquire a proprietary interest in the Company through the purchase of the Company’s stock at a discount; and
WHEREAS, the Committee under the Advance Auto Parts, Inc. Employee Stock Purchase Plan has authorized and approved a change in the record keeper for the Plan; and
WHEREAS, as a result of such change, shares purchased under the Plan …transferred to brokerage accounts established on behalf of Participants; and
WHEREAS, in connection with the brokerage account arrangement, Participants will be allowed to elect to receive dividends on their shareholdings in cash in lieu of reinvestment in additional shares; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized and approved an amendment of the Plan to reflect the change to the brokerage account arrangement and to allow for cash payment of dividends.
NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended as prescribed below, effective as of December 31, 2014.
1.The terms “Brokerage Account” and “Plan Brokerage Firm,” as prescribed below, are substituted for the definitions of “Custodial Account” and “Custodian” in subsections (i) and (j) of Section 2 of the Plan.

“SECTION 2. DEFINITIONS. For purposes of the Plan, the following terms shall have the following meanings:
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(i)    “Brokerage Account” means the account maintained with the Plan Brokerage Firm on behalf of the Participating Employee to which shares purchased under Section 9 will be transferred.
(j)    “Plan Brokerage Firm” means the qualified stock brokerage or other financial services firm selected by the Committee to hold shares purchased under Section 9 on behalf of the Participating Employees.”

2.Section 9 of the Plan is revised to read as prescribed below.

“SECTION 9. EXERCISE OF PURCHASE RIGHT.
(a)General Rule. As soon as practicable after the Purchase Date of each Offering Period, the Company will purchase the number of whole shares (and any fractional share) of Stock that may be purchased with the amounts credited to each Participating Employee's Account as of such Purchase Date. Prior to an Offering Period the Committee may, at its discretion, determine that cash in an amount representing the price of any fractional share instead shall be refunded or carried over to the next Offering Period provided that such determination shall apply uniformly to all Participating Employees for that Offering Period. No Participating Employee (or any person who makes a claim through a Participating Employee) will have any interest in any shares of Stock until such shares have been purchased on behalf of the Participating Employee and recorded in the books and records of the Company.

(b)Delivery of Stock. Promptly following the purchase of shares of Stock by the Company, the shares will be transferred to the Plan Brokerage Firm and deposited in a Brokerage Account established on behalf of the Participating Employee.

(c)Dividends. Any dividends paid with respect to shares credited to a Participating Employee's Brokerage Account will be paid in cash except where the Participating Employee voluntarily elects to reinvest such dividends in additional shares in accordance with such rules or procedures as may be established by the Plan Brokerage Firm. Dividends reinvested in additional shares will be purchased by the Plan Brokerage Firm in the open market (or by some other means as determined by the Plan Brokerage Firm).”

3.Section 14 of the Plan is revised to read as prescribed below.

“SECTION 14. AMENDMENT OR TERMINATION. This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate. The Board also may terminate this Plan or any offering made under this Plan at any time. Any amendment or termination is subject to the following limitations, however:
(a)No amendment will be made without the prior approval of the stockholders of the Company if the amendment will (1) increase the number of shares available for purchase under the Plan or (2) materially modify the eligibility conditions or increase the benefits available to Eligible Employees under the Plan.

(b)No amendment will reduce the amount of a Participating Employee's Account balance.

(c)No amendment will be made which will cause the Plan to not satisfy the requirements under Section 423 of the Code.”

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Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc. under its resolutions adopted on October 31, 2014, the undersigned hereby executes this Second Amendment to the Advance Auto Parts, Inc. Employee Stock Purchase Plan on behalf of Advance Auto Parts, Inc.

ADVANCE AUTO PARTS, INC.

By:____________________________________
Tammy Finley
Senior Vice President, Human Resources

Dated:     ______________, 2014